Exhibit 99.1
Pulmonx Reports First Quarter 2023 Financial Results

Redwood City, CA – May 2, 2023 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for lung disease, today reported financial results for the first quarter of 2023 ended March 31, 2023.

Recent Highlights
•Recorded worldwide revenue of $14.5 million in the first quarter of 2023, a 35% increase over the same period last year and an increase of 37% on a constant currency basis
•Delivered $9.3 million in U.S. revenue in the first quarter of 2023, representing 55% year-over-year growth
•Realized gross margin of 73% in the first quarter of 2023
•Added 15 new U.S. treatment centers for Zephyr Valves in the first quarter 2023

“We are pleased with our first quarter performance. As expected, we saw sustained momentum in a more normalized environment, particularly in the U.S.,” said Glen French, President and Chief Executive Officer. “Our experiences over the last two quarters have validated our commercial focus and we are delighted to see strong early traction and receptivity across our account base. We remain confident in our ability to deliver on our year-end goals as we advance our efforts to address the vast unmet need of patients with severe emphysema.”

First Quarter 2023 Financial Results
Total worldwide revenue in the first quarter of 2023 was $14.5 million, a 35% increase from $10.8 million in the first quarter of 2022 and an increase of 37% on a constant currency basis. U.S. revenue was $9.3 million, a 55% increase from the first quarter of 2022. International revenue was $5.2 million, a 9% increase compared to the first quarter of 2022, and a 15% increase on a constant currency basis. The growth in revenue reflects continued commercial momentum and adoption of Zephyr Valve procedures as we are now operating in a more stabilized environment.

Gross profit in the first quarter of 2023 was $10.6 million, compared to $8.1 million for the first quarter of 2022. Gross margin for the first quarter of 2023 was 73%, compared to 75% for the same period in 2022, reflecting slightly lowered capacity utilization.

Operating expenses in the first quarter of 2023 were $27.0 million, compared to $23.8 million for the first quarter of 2022, representing an increase of 13%. The increase in operating expenses was primarily attributable to an increase in clinical and development investments related to our AeriSeal program, an increase in sales and marketing costs, and an increase in legal and stock-based compensation expenses.

Net loss in the first quarter of 2023 was $15.9 million, or $0.42 per share, compared to a net loss of $15.8 million, or $0.43 per share, for the same period in 2022.

Adjusted EBITDA loss in the first quarter of 2023 was $11.2 million compared to $11.8 million for the same period in 2022.

Cash, cash equivalents, and marketable securities totaled $155.5 million as of March 31, 2023 and include the $20 million drawdown on our existing term loan which occurred in February of 2023.

2023 Financial Outlook
Pulmonx continues to expect revenue for the full year 2023 to be in the range of $63 million to $65 million.

The Company also continues to expect gross margin for the full year 2023 to fall within the range of 73% to 74%.

Pulmonx continues to expect total operating expenses for the full year 2023 to fall within the range of $112 million to $114 million, inclusive of approximately $22 million of non-cash stock-based compensation.

Webcast and Conference Call Details
Pulmonx will host a conference call today, May 2, 2023, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its first quarter financial results. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.pulmonx.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures
To supplement Pulmonx’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, Pulmonx provides certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting Pulmonx’s business.

Constant currency calculations show reported current period revenues as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. Pulmonx uses results on a constant currency basis as one measure to evaluate its performance. Pulmonx calculates constant currency by calculating current-year results using foreign currency exchange rates from the applicable comparable period in the prior year. Pulmonx generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. Pulmonx believes the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Pulmonx generally uses constant currency to facilitate management's financial and operational decision-making, including evaluation of Pulmonx’s historical operating results.

The Company defines Adjusted EBITDA as earnings before interest income or expense, taxes, depreciation and amortization and stock-based compensation and may also exclude certain non-recurring, irregular or one-time items not reflective of our ongoing core business operations. Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. Further, management uses adjusted EBITDA for strategic and annual operating planning. We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is set forth in the tables below.

The non-GAAP financial measures used by Pulmonx should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of non-GAAP measures may differ from similarly titled measures used by others.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding our commercial strategy to boost workflow efficiencies across our account base, our expectations regarding account activity and productivity, information concerning the impact of the COVID-19 pandemic on us and our operations, a recovery and growth in the number of procedures performed, the size and penetration of the Japanese market for our products, our plans for commercial launch in Japan in fiscal year 2023 and the success thereof, advancement of our AeriSeal clinical development program toward commencement of our U.S. clinical trial, the timing of trial enrollment and data results from the CONVERT trial and commencement of our U.S. Investigational Device Exemption (“IDE”) trial, and our possible or assumed future results of operations, including long-term outlook, descriptions of our revenues, total operating expenses, gross margin, profitability, guidance for full year

2023, commercial momentum, physician engagement and awareness of the benefits of the Zephyr Valve, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Pulmonx’s public filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed with the SEC on March 1, 2023, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, we undertake no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for severe lung disease. Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System and StratX® Lung Analysis Platform are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, with over 100,000 valves used to treat more than 25,000 patients. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com.

Pulmonx®, Chartis®, StratX®, and Zephyr® are registered trademarks of Pulmonx Corporation.

Investor Contact
Brian Johnston
Gilmartin Group
investors@pulmonx.com

Pulmonx Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$14,535	$10,785
Cost of goods sold	3,946	2,674
Gross profit	10,589	8,111
Operating expenses
Research and development	4,253	3,534
Selling, general and administrative	22,736	20,245
Total operating expenses	26,989	23,779
Loss from operations	(16,400)	(15,668)
Interest income	1,127	105
Interest expense	(571)	(198)
Other income (expense), net	108	—
Net loss before tax	(15,736)	(15,761)
Income tax expense	124	67
Net loss	$(15,860)	$(15,828)
Net loss per share attributable to common stockholders, basic and diluted	$(0.42)	$(0.43)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	37,572,382	36,805,366

Pulmonx Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$110,407	$101,736
Restricted cash	231	231
Short-term marketable securities	42,429	39,402
Accounts receivable, net	8,171	8,677
Inventory	15,588	14,564
Prepaid expenses and other current assets	4,472	4,343
Total current assets	181,298	168,953
Long-term marketable securities	2,637	5,924
Long-term inventory	4,774	5,283
Property and equipment, net	4,490	4,694
Goodwill	2,333	2,333
Intangible assets, net	123	154
Right of use assets	5,152	5,806
Other long-term assets	465	529
Total assets	$201,272	$193,676
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,890	$1,758
Accrued liabilities	10,632	13,276
Income taxes payable	60	19
Deferred revenue	107	120
Short-term debt	91	90
Current lease liabilities	3,299	3,229
Total current liabilities	17,079	18,492
Deferred tax liability	71	94
Long-term lease liabilities	3,015	3,849
Long-term debt	37,173	17,234
Total liabilities	57,338	39,669
Stockholders' equity
Common stock	38	38
Additional paid-in capital	508,254	502,712
Accumulated other comprehensive income	1,820	1,575
Accumulated deficit	(366,178)	(350,318)
Total stockholders' equity	143,934	154,007
Total liabilities and stockholders' equity	$201,272	$193,676

Pulmonx Corporation
Reconciliation of Reported Revenue % Change to Constant Currency Revenue % Change
(in thousands)
(Unaudited)

	Three months ended March 31,
	2023	2022	% Change	FX Impact %	Constant Currency % Change
United States	$9,337	$6,013	55.3%	—%	55.3%
International	5,198	4,772	8.9%	(5.7)%	14.6%
Total	$14,535	$10,785	34.8%	(2.5)%	37.3%

Pulmonx Corporation
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)
(Unaudited)

	Three months ended March 31,
	2023	2022
GAAP Net loss	$(15,860)	$(15,828)
Depreciation and amortization	437	368
Stock-based compensation	4,638	3,513
Interest (income)/expense, net	(556)	93
Provision for income taxes	124	67
Adjusted EBITDA	$(11,217)	$(11,787)